EXHIBIT 23

                                     ARTHUR
                                    ANDERSEN


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in the Quarterly Report on Form 10-Q and in the Registration Statement on Form S-1 No. 333-106??1 of Golden Bear Golf, Inc. of our report dated June 21, 1996, with respect to the financial statements of First Sports Capital Development Associates Ltd., Inc. and of our report dated June 7, 1996, with respect to the financial statements of Cool Springs, Inc., all included in Golden Bear Golf, Inc.'s Prospectus dated July 31, 1996.

ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
September 10, 1996